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                                                                      EXHIBIT 14

                          UNITED COMMUNITY BANKS, INC.
                            CODE OF ETHICAL CONDUCT

         The Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), Controller (principal accounting officer), each Executive Vice President, each Senior Vice President and each Director of United Community Banks, Inc. (the "Company") must:

         - Act honesty and ethically, avoiding actual or apparent conflicts of interest in personal and professional relationships.

         - Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company.

         - Comply with applicable laws, rules, and regulations of federal, state, and local governments and other appropriate private and public regulatory agencies.

         - Act in good faith and responsibly, with due care, competence, and diligence, without misrepresenting material facts.

         - Respect the confidentiality of information acquired in the course of employment.

         - Share knowledge and maintain skills necessary and relevant to the Company's needs.

         - Proactively promote ethical and honest behavior within the workplace.

         - Assure responsible use of and control of all assets, resources, and information of the Company.

         - Promptly report to a member of the Company's Audit Committee any violations of this Code.

         Those who violate the Code, or who fail to cooperate fully with any inquiries or investigations regarding possible violations of the Code, will be subject to disciplinary action, including possible termination.

         The Board of Directors shall have the sole and absolute discretionary authority to approve any amendment to or waiver from this Code. Any amendment or waiver from this Code, including the grounds for such waiver, shall be promptly disclosed through a filing with the SEC on Form 8-K or the Company's internet website; provided, however, disclosure may only be made on the Company's internet website in lieu of a report on Form 8-K if the Company has disclosed in its most recent Form 10-K that it would disclose such events on the Company's internet website and provided the website address.
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                          UNITED COMMUNITY BANKS, INC.
                       CERTIFICATION TO COMPLY WITH THE
                            CODE OF ETHICAL CONDUCT

         In my role as ______________ of United Community Banks, Inc. (the "Company"), I certify to you, the Board of Directors, that I will adhere to and advocate the Code of Ethical Conduct.


Date:______________________________          By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________